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                                  EXHIBIT 99.1

                            STATEMENT UNDER OATH FOR
                           PRINCIPAL EXECUTIVE OFFICER
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


I, Kanwar J.S. Chadha, Ph. D., certify that:

         The Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.


                                           Subscribed and sworn to
                                           before me this 23 day of August, 2002

   /s/ Kanwar J.S. Chadha                  /s/ Gayle Bryant
-------------------------                  -----------------------
Name: Kanwar J.S. Chadha, Ph. D.           Notary Public
Date: August 23, 2002                      Seal